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                                                                       Exhibit 5
                              BOSE McKINNEY & EVANS
                            2700 First Indiana Plaza
                          135 North Pennsylvania Street
                          Indianapolis, Indiana  46240
                                 (317) 684-5000


September 28, 1994

Duke Realty Investments, Inc.
8888 Keystone Crossing, Suite 1200
Indianapolis, Indiana  46240

Dear Sirs:

We are acting as counsel to Duke Realty Investments, Inc., an Indiana corporation (the "Company"), in connection with the registration by the Company of (i) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the 1993 Duke Realty Stock Option Plan and (ii) an indeterminate number of interests (the "Interests") under the Duke Realty Profit Sharing and Salary Deferral Plan (the "Plan"). The Common Stock and Interests are the subject of a Registration Statement, as amended (the "Registration Statement") filed by the Company on Form S-8 under the Securities Act of 1933, as amended.

We have examined photostatic copies of the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that:

(1) The Common Stock has been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act of 1933 and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the shares of Common Stock have been issued, delivered, and paid for, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

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Duke Realty Investments, Inc.
September 28, 1994
Page 2


(2) The Interests have been duly authorized by all necessary corporate action of the Company and action of the Plan and when the Interests have been issued and delivered pursuant to the Plan, such Interests will be legally issued, fully paid, and nonassessable.

We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States and the State of Indiana and, therefore, this opinion is limited to the laws of those jurisdictions. We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 filed under the Securities Act of 1933 relating to the Common Stock and the Interests.

Very truly yours,

/s/ BOSE McKINNEY & EVANS